Exhibit 21.1




                               Dynex Capital, Inc.
                          List of Consolidated Entities
                             As of December 31, 1998





MSC 1 L.P.
Issuer Holding Corp.
     Commercial Capital Access One, Inc.
     Resource Finance Co. One
         Resource Finance Co. Two
         ND Holding Co.
     Merit Securities Corporation
     GLS Capital, Inc.
     GLS Capital Marlborough, Inc.
     GLS Capital - Cuyahoga, Inc.
     Dynex Healthcare Capital, Inc.
     SHF Corp.

Dynex Holding, Inc.
     Dynex Financial, Inc.
          DFI of Alabama, Inc.
          Dynex Insurance Agency, Inc.
     Dynex Residential, Inc.
         KBOne, Inc.
         KBMex, Inc.
         RHOne,Inc.
         LevOne, Inc.
         ParOne, Inc.
         CalOne, Inc.
         ForOne, Inc.
     Dynex Commercial, Inc.
         Dynex Healthcare, Inc.
     GLS Capital Services, Inc.
         GLS Development, Inc.
     SMFC Funding Corporation
     Dynex Securities Corporation
     Dynex Home Loan, Inc.

NOTE: All companies were incorporated in Virginia except for Dynex Holding, Inc. (Delaware).